AMENDMENT

                    To Transfer Agency and Service Agreement
                                     Between
                             Henderson Global Funds
                                       and
                       State Street Bank and Trust Company



This Amendment is made as of this 1st day of July 2006 (the "Amendment"), between Henderson Global Funds and State Street Bank and Trust Company. In accordance with Section 15.1 (Amendment) of the Transfer Agency and Service Agreement between Henderson Global Funds and State Street Bank and Trust Company dated as of September 1, 2001, (the "Agreement") the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1. Schedule 3.1. Schedule 3.1 to the Agreement dated January 1, 2003 through December 31, 2006 is replaced and superseded with Schedule 3.1 attached hereto and dated July 1, 2006 through December 31, 2006;

2. All defined terms and definitions in the Agreement shall be the same in this amendment except as specifically revised by this Amendment;

3. Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

HENDERSON GLOBAL FUNDS                    STATE STREET BANK AND TRUST COMPANY

BY:  /s/ Scott E. Volk                    BY:  /s/ Joseph L. Hooley
     ------------------                        --------------------
NAME:  Scott E. Volk                           Joseph L. Hooley
       -------------                           Executive Vice President
TITLE: Vice President

                                  SCHEDULE 3.1
                                      FEES
                Effective July 1, 2006 Through December 31, 2006

Annual Account Service Fees*: Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes. Account service fees are the higher of: open account charges plus closed account charges or the complex minimum. ALL FEES SUBJECT TO AN ANNUAL COMPLEX MINIMUM OF $441,000.

Open Account Fee                                       $       16.53
Closed Account Fee                                     $        2.20
Base Fee 1-15 CUSIPS                                   Included in Complex Fee
Each Additional CUSIP** over 15                        $12,500.00/CUSIP

* The Annual Account Service Fees shall be subject to a 5% increase each September 1st.

** Each Fund/Class is considered a separate CUSIP with the exception of the Daily Assets Cash Fund (a separate series of Monarch Funds) that shall be considered a single CUSIP.

Activity Based Fees
New Account Set-up                                         $         4.50/each
NSCC New Account Set-up                                    $         1.50/each
Manual Transactions                                        $         2.00/each
Telephone Calls+-                                          $         2.50/minute
Correspondence                                             $         5.00/each
ACH                                                        $          .50

+- Excludes calls received from 6:00-8:00 PM, fees for such calls shall be 5.00/each


IRA Custodial Fees
------------------
Annual Maintenance                                              $  13.00/Account

Other Fees
----------
Annual Anti-Money Laundering Support Fee+-+-          $.15/Non-networked Account

+-+- $200.00 Minimum monthly charge

Out-of-Pocket Expenses                                        Billed as incurred
----------------------
Out-of-Pocket expenses include but are not limited to: confirmation statements, investor statements, postage, forms, audio response, banking, telephone, records retention, customized programming/enhancements, federal wire, transcripts, microfilm, microfiche, and expenses incurred at the specific direction of the Fund.

HENDERSON GLOBAL FUNDS                      STATE STREET BANK AND TRUST COMPANY

BY:  /s/ Scott E. Volk                      BY:  /s/ Joseph L. Hooley
     ------------------                           --------------------
                                                  Joseph L. Hooley
NAME:    Scott E. Volk                            Executive Vice President
         -------------
TITLE:   Vice President
         --------------